UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 6, 2003


                            ProAssurance Corporation
             (Exact name of registrant as specified in its charter)


         Delaware                  001-16533                  63-1261433
  (State of Incorporation)   (Commission File No.)      (IRS Employer I.D. No.)


                 100 Brookwood Place, Birmingham, Alabama 35209
               (Address of Principal Executive Office) (Zip code)




       Registrant's telephone number, including area code: (205) 877-4400


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ITEM 9. Regulation FD Disclosure.

The Medical Assurance, Inc. Pension Plan, and the Professionals Group Employee Stock Ownership Plan are being merged and will be renamed the ProAssurance Group Savings and Retirement Plan.

Commencing on September 17, 2003 there will be limitations on ProAssurance stock transactions within the Plans during a 30 day transition period that will end on October 17, 2003. During this transition period, participants in the Medical Assurance, Inc. Pension Plan and the Professionals Group Employee Stock Ownership Plan will not be permitted to direct the sale or purchase of shares of ProAssurance stock in their accounts.

While this transition period may not meet the definition of a "blackout period" under Rule 102 of Regulation BTR, management recommends that securities transactions by ProAssurance Corporation directors and officers be restricted as if Regulation BTR did apply.

ProAssurance gave notice of this restriction to its directors and officers on August 6, 2003, and a copy of this notice is included as Exhibit 99 to this filing and incorporated herein by reference. The date ProAssurance Corporation received the notice required by section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974 was August 5, 2003.



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SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 6, 2003

                                   PROASSURANCE CORPORATION


                                   By: /s/ Howard H. Friedman
                                   ---------------------------------
                                   Howard H. Friedman
                                   Chief Financial Officer


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INDEX TO EXHIBITS





Exhibit No.    Description
-----------    -----------

99             Notice to Directors and Executive Officers, dated August 6, 2003.

                                                                   Exhibit 99

To:     Directors and Officers of ProAssurance Corporation

From:   Victor T. Adamo, President

Re:     Restriction on Transactions in ProAssurance Equity Securities

Date:   August 6, 2003

On January 22, 2003, the Securities and Exchange Commission adopted Regulation BTR to carry out provisions of the Sarbanes-Oxley Act. In general, Regulation BTR and the Act prohibit transactions by insiders involving ProAssurance Corporation equity securities during periods in which participants cannot purchase or sell ProAssurance stock in the tax-advantaged plans such as Pension Plans, 401(k) Plans and Employee Stock Ownership Plan.

As one of the final projects following the combination of Medical Assurance and Professionals Group, the Medical Assurance, Inc. Pension Plan, and the Professionals Group Employee Stock Ownership Plan are being merged and will be renamed the ProAssurance Group Savings and Retirement Plan.

Commencing on September 17, 2003 there will be limitations on ProAssurance stock transactions within the Plans during a 30 day transition period that will end on in the week of October 17, 2003. During this transition period, participants in the Medical Assurance, Inc. Pension Plan and the Professionals Group Employee Stock Ownership Plan will not be permitted to direct the sale or purchase of shares of ProAssurance stock in their accounts.

Although the merger of the Medical Assurance and Professionals Group Plans may not technically invoke Regulation BTR, securities transactions by ProAssurance Corporation directors and officers will be restricted as if Regulation BTR did apply. Accordingly, except for the exceptions created by Regulation BTR and noted below, you may not acquire or dispose of ProAssurance equity securities during the period from September 17, 2003, through October 17, 2003.

Regulation BTR uses many of the same definitions found in Section 16 of the Securities Exchange Act of 1934. For example, "equity security" under Regulation BTR includes not only ProAssurance Corporation stock but "derivative securities" as that term is defined under Section 16. Derivative securities include ProAssurance Corporation stock options. Thus, you may not exercise ProAssurance Corporation employee stock options during the restricted period.

Regulation BTR also follows the Section 16 concept of beneficial ownership, meaning the prohibition on transactions during this transition period covers any securities that would be reflected on your Form 4 or Form 5 reports, including: securities beneficially owned by your spouse or minor children; securities beneficially owned by adult children who are dependents; securities beneficially owned by other family members who share your home; and securities held by trusts in which you have an interest.

Regulation BTR exempts limited types of transactions, such as dividend reinvestment; gifts; and certain transactions involving securities that were not acquired in connection with your service or employment as a ProAssurance Corporation director or executive officer. However, Regulation BTR states that any such security you sell or otherwise transfer will be automatically treated as acquired in connection with your service or employment unless you establish that the securities were acquired from another source and this identification is consistent with your treatment of the securities for tax purposes and all other disclosure and reporting requirements.

Given the complexity of these rules, please contact Frank B. O'Neil (205-877-4461), ProAssurance Corporation, 100 Brookwood Place, Birmingham, AL 35209-6811 if you have any questions or need further clarification of permitted transactions.